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SCHEDULE 14A INFORMATION
(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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☐	Soliciting Material Pursuant to §240.14a-12
NEW PLAN EXCEL REALTY TRUST, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NEW PLAN EXCEL REALTY TRUST, INC.
1120 Avenue of the Americas
New York, New York 10036

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 12, 2004

Dear Stockholder:

        You are cordially invited to attend our 2004 annual meeting of stockholders to be held on Wednesday, May 12, 2004, at 10:00 a.m., New York City time, at

The Princeton Club of New York
The James Madison Room
15 West 43rd Street
New York, New York 10036-7497

for the following purposes:

  1.
  To elect four directors to serve three-year terms expiring in 2007.

  2.
  To transact such other business as may properly come before the meeting.

        Only stockholders of record at the close of business on March 1, 2004 will be entitled to notice of and to vote at the meeting.

        YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY CARD AND RETURN IT PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED. IF YOU ATTEND THE MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON, IF YOU DESIRE.

By Order of the Board of Directors,

/s/ WILLIAM NEWMAN
WILLIAM NEWMAN Chairman of the Board

New York, New York
March 22, 2004

NEW PLAN EXCEL REALTY TRUST, INC.
1120 Avenue of the Americas
New York, New York 10036

PROXY STATEMENT

ABOUT THE MEETING

  Why am I receiving this proxy statement?

        This proxy statement contains information related to the solicitation of proxies for use at our 2004 annual meeting of stockholders, to be held at 10:00 a.m., New York City time, on Wednesday, May 12, 2004 at The Princeton Club of New York, The James Madison Room, 15 West 43rd Street, New York, New York 10036-7497, for the purposes stated in the accompanying Notice of Annual Meeting of Stockholders. This solicitation is made on behalf of our Board of Directors. "We," "our," "us," the "Company" and "New Plan" refer to New Plan Excel Realty Trust, Inc. and its subsidiaries and affiliates. This proxy statement, the enclosed proxy card and our 2003 annual report to stockholders are being mailed to stockholders beginning on or about April 8, 2004.

  Who is entitled to vote at the annual meeting?

        Only holders of record of our common stock and our voting Series D depositary shares at the close of business on March 1, 2004, the record date for the annual meeting, are entitled to receive notice of the annual meeting and to vote at the meeting. Our common stock and Series D depositary shares constitute the only classes of securities entitled to vote at the meeting.

  What are the voting rights of stockholders?

        Each share of common stock outstanding on the record date entitles its holder to cast one vote on each matter to be voted on. Each Series D depositary share outstanding on the record date entitles its holder to cast one vote on each matter upon which holders of the common stock have the right to vote.

        Certain of our directors and executive officers are obligated to vote all of their shares of voting securities in favor of the proposals described in this proxy statement. As of the record date, these persons collectively beneficially owned or controlled the vote with respect to a total of approximately 2,149,255 shares of common stock, excluding shares that may be acquired upon exercise of stock options, which shares of common stock represent approximately 2.2% of the outstanding shares entitled to vote at the annual meeting.

  What will constitute a quorum at the annual meeting?

        The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of our common stock and Series D depositary shares outstanding on March 1, 2004, in the aggregate, will constitute a quorum, permitting the stockholders to conduct business at the meeting. We will include abstentions and broker non-votes in the calculation of the number of shares considered to be present at the meeting. Broker non-votes are shares held by a broker or nominee which are represented at the meeting, but with respect to which the broker or nominee is not voting on a particular proposal.

        As of the record date, there were 99,500,522 shares of common stock outstanding, and 1,500,000 Series D depositary shares outstanding.

  How do I vote?

        You may vote either by completing and returning the accompanying proxy card or by completing a written ballot at the annual meeting.

  How are proxy card votes counted?

        If the accompanying proxy card is properly signed and returned to us, and not revoked, it will be voted as directed by you. Unless contrary instructions are given, the persons designated as proxy holders on the proxy card will vote FOR the election of all nominees for our Board of Directors named in this proxy statement, and as recommended by our Board of Directors with regard to any other matters, or, if no such recommendation is given, in their own discretion.

  May I change my vote after I return my proxy card?

        Yes. You may revoke a previously granted proxy at any time before it is exercised by filing with our Secretary a notice of revocation or a duly executed proxy bearing a later date. Additionally, the powers of the proxy holders will be suspended regarding any person who executed a proxy but then attends the meeting in person and requests that their proxy be revoked. Attendance at the meeting will not, in itself, constitute revocation of a previously granted proxy.

  Who pays the costs of soliciting proxies?

        We will pay the costs of soliciting proxies. In addition to soliciting proxies by mail, our officers, directors and other employees, without additional compensation, may solicit proxies personally or by other appropriate means. It is anticipated that banks, brokers, fiduciaries, custodians and nominees will forward proxy soliciting materials to their principals, and that we will reimburse such persons' out-of-pocket expenses.

        You should rely only on the information provided in this proxy statement. We have authorized no one to provide you with different information. You should not assume that the information in this proxy statement is accurate as of any date other than the date of this proxy statement or, where information relates to another date set forth in this proxy statement, then as of that date.

PROPOSAL 1

ELECTION OF DIRECTORS

        Our Board of Directors is divided into three classes, with approximately one-third of the directors scheduled to be elected by the stockholders annually. The terms of current directors Norman Gold, Nina Matis, William Newman and George Puskar expire at the 2004 annual meeting, while the terms of the remaining directors expire at the annual meeting of stockholders to be held in 2005 and 2006, as described below. The nominees have been recommended for election to serve as directors for three-year terms expiring in 2007. Based on its review of the relationships between its existing directors (including the director nominees) and the Company, the Board of Directors has affirmatively determined that if these nominees are elected, eight of the 11 directors serving on the Board of Directors will be independent directors.

        The Board of Directors knows of no reason why any nominee would be unable to serve as a director. If any nominee is unavailable for election or service, the Board of Directors may designate a substitute nominee and the persons designated as proxy holders on the proxy card will vote for the substitute nominee recommended by the Board of Directors, or, the Board of Directors may, as permitted by our bylaws, decrease the size of our Board of Directors.

Who are the nominees for election to the Board of Directors?

        The following information is submitted with respect to the nominees for election to the Board of Directors.

  Nominees for Election for Terms Expiring at the 2007 Annual Meeting of Stockholders

        Norman Gold, age 73, has been a director since our organization in 1972. He is currently of Counsel to the law firm of Wildman, Harrold, Allen & Dixon LLP and was a partner in the law firm of Altheimer & Gray from 1962 until July 2003.

        Nina Matis, age 56, has been a director since 2002. Ms. Matis is currently, and has been since 1986, a partner at the law firm of Katten Muchin Zavis Rosenman. She is also currently, and has been since November 1999, Executive Vice President of iStar Financial Inc., a publicly-traded real estate investment trust specializing in commercial real estate financing, where she also currently serves, and has served since 1996, as General Counsel.

        William Newman, age 77, has been our Chairman of the Board of Directors since our organization in 1972. He served as our Chief Executive Officer from 1972 to 1998 and as our President from 1972 to 1988. He served as President and Chief Executive Officer of our predecessor corporation, New Plan Realty Corporation, from the corporation's organization in 1961 through its reorganization in 1972. He is a past Chairman of the National Association of Real Estate Investment Trusts (NAREIT) and has been actively involved in real estate for over 50 years. Mr. Newman's employment agreement with us provides that we nominate him at the annual meeting to serve as a director for a three-year term.

        George Puskar, age 60, has been a director since 2003. He currently serves as Chairman of Solutions Manufacturing, Inc., a contract manufacturer of electronic components, and is a private investor. From June 1997 until June 2000, Mr. Puskar served as Chairman of the Board of Lend Lease Real Estate Investments, formerly known as ERE Yarmouth, the U.S. real estate unit of Lend Lease Corporation, an international financial services and real estate company.

From 1988 to June 1997, he served as Chairman and Chief Executive Officer of Equitable Real Estate Management, Inc., a full service commercial real estate investment management company that was the largest manager of pension funds invested in real estate and a subsidiary of The Equitable Life Assurance Society of the United States. He is also currently a director of iStar Financial Inc. and a member of its investment committee.

Who are our other directors?

        The following information is submitted with respect to those directors whose terms of office will continue after the annual meeting.

  Incumbent Directors—Terms Expiring at the 2006 Annual Meeting of Stockholders

        Irwin Engelman, age 69, has been a director since 2003. He is currently a consultant to various industrial companies. From November 1999 until April 2002, he served as Executive Vice President and Chief Financial Officer of YouthStream Media Networks, Inc., a media and retailing company serving high school and college markets. From 1992 until April 1999, he served as Executive Vice President and Chief Financial Officer of MacAndrews & Forbes Holdings, Inc., a privately-held financial holding company. From November 1998 until April 1999, he also served as Vice Chairman, Chief Administrative Officer and a director of Revlon, Inc., a publicly-traded consumer products company. From 1978 until 1992, he served as an executive officer of various public companies including International Specialty Products, Inc. (a subsidiary of GAF Holdings Inc.), CitiTrust Bancorporation, General Foods Corporation and The Singer Company. He is currently a director of Sanford Bernstein Mutual Funds, a publicly-traded company.

        H. Carl McCall, age 68, has been a director since 2003. He is currently, and has been since February 2003, Vice Chairman of Healthpoint, a private equity firm investing in the healthcare industry. From May 1993 until December 2002, he served as Comptroller of the State of New York, from 1991 until May 1993, he served as President of the New York City Board of Education and from 1985 to 1993 he served as Vice President of Citicorp. He is also currently a director of Tyco International LTD, a diversified manufacturing and service company, and Standard Commercial Corp., a leaf tobacco dealer and international wool trading company.

        Melvin Newman, age 62, has been a director since 1983. Mr. Newman is a private investor and the brother of William Newman.

        Glenn J. Rufrano, age 54, has been a director since 2000 and our Chief Executive Officer since February 2000. From February 2000 until March 2002, Mr. Rufrano also served as our President. He was a partner in The O'Connor Group, a diversified real estate firm, from its inception in 1983 until March 2000. He was Chief Financial Officer of The O'Connor Group from June 1990 to November 1994 and President and Chief Operating Officer from November 1994 to March 2000. He also was Co-Chairman of The Peabody Group, an association between The O'Connor Group and J.P. Morgan & Co., Inc., from September 1998 to March 2000. He currently serves on a number of boards at New York University's Real Estate Institute, where he is an adjunct professor, is a member of the Board of Governors of NAREIT and is a trustee of the International Council of Shopping Centers. He also serves on the Board of Directors of Trizec Properties, Inc., a publicly traded REIT that owns and operates office properties, and CRIIMI MAE Inc., a publicly-traded REIT that owns and manages a portfolio of commercial mortgage-related assets. Mr. Rufrano's employment agreement with us provided that we nominate him at the 2003 annual meeting to serve as a director for a three-year term.

  Incumbent Directors—Terms Expiring at the 2005 Annual Meeting of Stockholders

        Raymond H. Bottorf, age 62, has been a director since 1991. He has been Managing Partner of Global Real Estate Partners, LLC, a private merchant bank, since July 1999. Mr. Bottorf was the Managing Director of the New York office of the Global Real Estate Group of ABN-AMRO, Inc., an investment bank, from 1997 through July 1999. From 1990 to 1997, he was the President and sole director of U.S. Alpha, Inc., a wholly owned subsidiary of Stichting Pensioenfonds ABP, formerly Algemeen Burgerlijk Pensioenfonds, a Dutch pension fund.

        Matthew Goldstein, age 62, has been a director since 2000. He has been Chancellor of The City University of New York since September 1999. He formerly held the position of President of Adelphi University from June 1998 to August 1999 and President of Baruch College of The City University of New York from 1991 to June 1998. He is currently a member of the Board of Trustees of the JP Morgan Family of Mutual Funds (and in connection therewith serves as a director for 69 investment companies in such fund complex) and a director of National Financial Partners (NFP), a financial services distributor.

        Gregory White, age 48, has been a director since 1994. Mr. White is a founding partner of Prima Capital Advisors, an investment advisory firm formed in January 2003. Mr. White served as Senior Vice President of Conning Asset Management Company, an investment advisory firm, from August 1998 until January 2003. From 1992 to August 1998, Mr. White was a founding partner and Managing Director of Schroder Mortgage Associates, an investment advisory firm. From 1982 to 1992, he was associated with Salomon Brothers Inc. where from 1988 until 1992 he was a Managing Director of the real estate finance department. Mr. White also serves as a trustee of Acadia Realty Trust, primarily a neighborhood and community shopping center REIT.

Vote Required

        The affirmative vote of a plurality of all the votes cast at the annual meeting, assuming a quorum is present, is necessary for the election of a director. Therefore, the four individuals with the highest number of affirmative votes will be elected to the four directorships. For purposes of the election of directors, abstentions and other shares not voted will not be counted as votes cast and will have no effect on the result of the vote.

Recommendation of the Board of Directors

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES SET FORTH ABOVE.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND ITS COMMITTEES

How often did the Board of Directors meet during 2003?

        During 2003, the Board of Directors held nine meetings, including telephonic meetings. All directors attended at least 75% of Board and applicable committee meetings on which he or she served during his or her period of service. In addition, directors are expected to attend the annual meetings of stockholders. Last year, all of our directors attended the annual meeting of stockholders.

Does the Board of Directors have a lead director?

        On February 11, 2003, the Board of Directors established the position of "lead" director. The Board will, on an annual basis, select the lead director from among the Board's independent directors. The lead director is currently H. Carl McCall. The role of the lead director is to serve as liaison between (i) the Board of Directors and management, including the Chief Executive Officer, (ii) independent directors and (iii) interested third parties and the Board of Directors. The lead director serves as the focal point of communication with the Board of Directors regarding management plans and initiatives, and ensures that the role between board oversight and management operations is respected. The lead director also provides the medium for informal dialogue with and between independent directors, allowing for free and open communication within that group. In addition, the lead director will serve as the communication conduit for third parties who wish to communicate with the Board.

Are a majority of our directors independent?

        Yes. The Board of Directors has evaluated the status of each director and has affirmatively determined that Ms. Matis and Messrs. Bottorf, Engelman, Gold, Goldstein, McCall, Puskar and White are "independent," as such term is defined in the New York Stock Exchange's listing standards. William Newman and Glenn Rufrano are not independent as they are employees of the Company. In addition, Melvin Newman is not independent as he is the brother of William Newman.

        Pursuant to our corporate governance guidelines and the New York Stock Exchange listing standards, in order for a director to be deemed independent, the Board of Directors must affirmatively determine that a director has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). After broadly considering all facts and circumstances, the Board of Directors determined that Ms. Matis and Messrs. Bottorf, Engelman, Goldstein, McCall, Puskar and White have no known relationship (material or otherwise) with the Company and that Mr. Gold has no material relationship with the Company.

        In the case of Mr. Gold, he was formerly associated with a law firm that provided limited peripheral legal services to the Company in 2003. Mr. Gold's current firm does not provide legal services to the Company. In light of the fact that (i) Mr. Gold was no longer an active partner with the firm during the period of time that these services were being performed, (ii) the work performed by the firm was not performed or otherwise supervised by Mr. Gold, and (iii) the total amount paid by the Company to the firm was approximately $200,000 in 2003 (including payments for certain services performed in 2002 but not billed until 2003), the Board of Directors determined that Mr. Gold's relationship with the Company is not material, and therefore he is an independent director.

How can I communicate with the Board of Directors?

        Interested third parties may communicate with the Board by communicating directly with the presiding lead director, either (i) by sending any correspondence they may have in writing to the "Lead Director" c/o General Counsel of New Plan, who will then directly forward such correspondence to the lead director, or (ii) by e-mailing correspondence directly to the lead director at lead.director@newplan.com. The lead director will decide what action should be taken with respect to the communication, including whether such communication will be reported to the Board of Directors.

What committees has the Board of Directors established and how often did those committees meet during 2003?

        The Board of Directors has an audit committee, an executive compensation and stock option committee, a nominating committee and a corporate governance committee. All members of the committees described below are "independent" of the Company as that term is defined in the New York Stock Exchange's listing standards and as affirmatively determined by the Board of Directors.

  Audit Committee

        The audit committee currently consists of four directors, Irwin Engelman, who is chairman, Raymond H. Bottorf, H. Carl McCall and George Puskar, all of whom are independent directors. The principal purposes of the audit committee are to assist the Board of Directors in the oversight of (i) the integrity of our financial statements; (ii) our compliance with legal and regulatory requirements; (iii) the qualification, independence and performance of our independent auditors and (iv) the performance of our internal audit function. The audit committee is directly responsible for the appointment, compensation, retention and oversight of the work of our independent auditors and is also responsible to review with our independent auditors any issues they have encountered in the scope of their audit work. The audit committee is also charged with the tasks of reviewing our financial statements, financial reporting issues and adequacy of internal control over financial reporting with management and our independent auditors.

        Our audit committee's written charter requires that all members of the committee meet the independence, experience, financial literacy and expertise requirements of the New York Stock Exchange, the Sarbanes-Oxley Act of 2002, the Securities Exchange Act of 1934, as amended, and applicable rules and regulations of the Securities and Exchange Commission, all as in effect from time to time. All of the members of the audit committee meet the foregoing requirements. The Board of Directors has determined that Irwin Engelman is an "audit committee financial expert" as defined by the Securities and Exchange Commission.

        The Board of Directors has adopted a written charter for the audit committee, a copy of which is available on our website at www.newplan.com. The audit committee met five times during 2003, including telephonic meetings.

  Executive Compensation and Stock Option Committee

        The executive compensation and stock option committee, which we refer to as the "compensation committee," currently consists of three directors, Gregory White, who is chairman, Matthew Goldstein and Nina Matis, all of whom are independent directors. The principal purposes of the compensation committee are (i) to review and approve our corporate goals and objectives with respect to the compensation of our executive officers, including the chief executive officer, evaluate the executive officers' performance in light of those goals and objectives, and determine the appropriate level and structure of the executive officers' compensation, subject to the approval of a majority of the Company's independent directors (including members of the compensation committee); (ii) to make recommendations to the Board of Directors regarding compensation of the directors; and (iii) to recommend, implement and administer our incentive and equity-based compensation plans.

        The Board of Directors has adopted a written charter for the compensation committee, a copy of which is available on our website at www.newplan.com. The compensation committee met three times, including telephonic meetings, and took action by unanimous written consent eight times during 2003.

  Nominating Committee

        The nominating committee currently consists of three directors, Matthew Goldstein, who is chairman, Raymond H. Bottorf and Gregory White, all of whom are independent directors. The principal purposes of the nominating committee are (i) to identify individuals that are qualified to serve as directors; (ii) to recommend such individuals to the Board of Directors, either to fill vacancies that occur on the Board from time to time or in connection with the selection of director nominees for each annual meeting of stockholders; and (iii) to periodically assess the size of the Board of Directors to ensure the Board of Directors can effectively carry out its obligations.

        The nominating committee has approved, and the Board of Directors has adopted, policies and procedures to be used for considering potential director candidates. These policies and procedures provide that qualifications and credentials for consideration as a director nominee may vary according to the particular areas of expertise being sought as a complement to the existing composition of the Board of Directors. However, at a minimum, candidates for director will be selected on the basis of integrity, judgment, ability to make independent analytical inquiries, willingness and ability to devote adequate time and resources to diligently perform Board duties, and reputation, both personal and professional, consistent with the image and reputation of the Company. In addition to the aforementioned minimum qualifications, the nominating committee also believes that there are other factors that, while not a prerequisite for nomination, should be taken into account when considering whether to recommend a particular person. These factors include: (1) whether the person possesses specific real estate expertise and familiarity with general issues affecting the Company's business; (2) whether the person's nomination and election would enable the Board of Directors to have a member that qualifies as an "audit committee financial expert" as such term is defined by the Securities and Exchange Commission; (3) whether the person would qualify as an "independent" director under the New York Stock Exchange's listing standards and our corporate governance guidelines; (4) the importance of continuity of the existing composition of the Board of Directors; and (5) the importance of a diversified Board membership, in terms of both the individuals involved and their various experiences and areas of expertise.

        The nominating committee will seek to identify director candidates based on input provided by a number of sources, including (i) nominating committee members, (ii) other members of the Board of Directors, and (iii) stockholders of the Company. The nominating committee also has the authority to consult with or retain advisors or search firms to assist in the identification of qualified director candidates; however, we do not currently employ a search firm, or pay a fee to any other third party, to locate qualified director candidates. Once director candidates have been identified, the nominating committee will then evaluate these candidates in light of his or her qualifications and credentials, and any additional factors that it deems necessary or appropriate.

        The nominating committee will consider persons recommended by stockholders in the same manner as all other director candidates. Stockholders who wish to suggest qualified candidates must comply with the advance notice provisions and other requirements of Article II, Section 11 of our bylaws. These notice provisions require that recommendations for directors must be received no more than 150 days and no less than 120 days before the first anniversary of the date of the proxy statement for the preceding year (that is, no earlier than October 23, 2004 and no later than November 22, 2004 for candidates for election at the 2005 annual meeting).

        After completing the identification and evaluation process described above, the nominating committee will recommend to the Board of Directors the nomination of a number of candidates equal to the number of director vacancies that will exist at the annual meeting of stockholders. The Board of Directors will then select director nominees for stockholders to consider and vote upon at the annual stockholders' meeting.

        The Board of Directors has adopted a written charter for the nominating committee, a copy of which is available on our website at www.newplan.com. The nominating committee met two times during 2003, including telephonic meetings, and took action once by unanimous written consent in 2003.

  Corporate Governance Committee

        The corporate governance committee currently consists of three directors, Norman Gold, who is chairman, Nina Matis, and George Puskar, all of whom are independent directors. The principal purposes of the corporate governance committee are (i) to develop, recommend, implement and monitor our corporate governance guidelines, our code of business conduct and ethics and our code of ethics for our principal executive officer and senior financial officers, (ii) to oversee the evaluation of the Board of Directors and management, and (iii) to ensure that we are in compliance with all New York Stock Exchange listing requirements.

        The Board of Directors has adopted a written charter for the corporate governance committee, a copy of which is available on our website at www.newplan.com. The corporate governance committee met one time telephonically during 2003 and took action once by unanimous written consent in 2003.

Do our directors receive any compensation for their service as directors?

        Directors who are not otherwise paid employees or consultants of the Company currently receive annual compensation of $30,000, plus a fee of $1,000 for attendance, in person, at each meeting of the Board of Directors and a fee of $500 for each telephonic meeting. Non-employee directors also currently receive $500 for each committee meeting attended, including telephonic meetings, that is not on the same day as a meeting of the Board of Directors. The lead director currently receives additional annual compensation of $10,000. The chairman of the audit committee currently receives additional annual compensation of $10,000, and the other directors who are members of the audit committee currently receive additional annual compensation of $5,000. Each director is reimbursed for expenses incurred in attending meetings, including committee meetings. The $30,000 annual director compensation is paid 50% in cash and 50% through the issuance of shares of our common stock.

        Pursuant to resolutions approved by the Board of Directors, every duly elected and qualified director who is not an officer of the Company is entitled to receive, on an annual basis, options to purchase shares of our common stock in accordance with the following formula: 3,000 shares, plus 250 shares multiplied by the number of years of continuous service beginning in 1997, including any portion of any fiscal year of service as a full year. The option price is the fair market value of the underlying shares of our common stock on the date of grant and the options are fully vested upon grant.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Who are our executive officers?

        The following is a list of our current executive officers that identifies their ages and principal functions.

        William Newman, age 77, has been our Chairman of the Board of Directors since our organization in 1972. He served as our Chief Executive Officer from 1972 to 1998 and as our President from 1972 to 1988. He served as President and Chief Executive Officer of our predecessor corporation, New Plan Realty Corporation, from the corporation's organization in 1961 through its reorganization in 1972. He is a past Chairman of NAREIT and has been actively involved in real estate for over 50 years.

        Glenn J. Rufrano, age 54, has been a director since 2000 and our Chief Executive Officer since February 2000. From February 2000 until March 2002, Mr. Rufrano also served as our President. He was a partner in The O'Connor Group, a diversified real estate firm, from its inception in 1983 until March 2000. He was Chief Financial Officer of The O'Connor Group from June 1990 to November 1994 and President and Chief Operating Officer from November 1994 to March 2000. He also was Co-Chairman of The Peabody Group, an association between The O'Connor Group and J.P. Morgan & Co., Inc., from September 1998 to March 2000. He currently serves on a number of boards at New York University's Real Estate Institute, where he is an adjunct professor, is a member of the Board of Governors of NAREIT and is a trustee of the International Council of Shopping Centers. He also serves on the Board of Directors of Trizec Properties, Inc., a publicly traded REIT that owns and operates office properties, and CRIIMI MAE Inc., a publicly traded REIT that owns and manages a portfolio of commercial mortgage-related assets.

        Scott MacDonald, age 56, has been our President and Chief Operating Officer since March 2002. From July 1995 until March 2002, he was President and CEO of CenterAmerica Property Trust, L.P., a private real estate company.

        John B. Roche, age 46, has been our Executive Vice President since March 2002 and our Chief Financial Officer since May 2000. He was Senior Vice President of the financial services division of The Related Companies from May 1998 until May 2000.

        Leonard I. Brumberg, age 60, has been our Executive Vice President since September 2000. Mr. Brumberg was Managing Director and Chief Operating Officer of City Center Retail Trust from October 1997 until September 2000.

        Steven F. Siegel, age 44, has been our Executive Vice President since March 2002 and our General Counsel since 1991. He was our Senior Vice President from September 1998 to March 2002. Mr. Siegel has also served as our Secretary from 1991 to September 1998 and since April 1999.

        Dean Bernstein, age 46, has been our Senior Vice President—Acquisitions/Dispositions since January 2001 and has been employed by us since 1991. He was our Senior Vice President—Finance from September 1998 to January 2001. Mr. Bernstein is the son-in-law of William Newman.

Compensation Tables

        The following tables contain certain compensation information for our Chief Executive Officer and our four other most highly compensated executive officers (our "named executive officers"):

  (a) Summary Compensation Table

Long-Term Compensation(1)
Annual Compensation
Name & Principal Position							Restricted Stock Awards (2)		Securities Underlying Options (#)		All Other Compensation(3)
	Year	Salary			Bonus(1)
Glenn J. Rufrano Chief Executive Officer	2003 2002 2001	$ $ $	555,000 555,000 555,000		$ $ $	750,000 400,000 350,000	$ $	397,500 258,960 —	115,000 75,000 103,500		$ $ $	6,000 5,500 5,100
Scott MacDonald President and Chief Operating Officer	2003 2002 2001	$ $	425,000 337,340 N/A	(4)	$ $	225,000 212,500 N/A	$ $	182,320 172,640 —	54,900 295,000 N/A	(5)	$ $	6,000 5,500 N/A
John B. Roche Executive Vice President and Chief Financial Officer	2003 2002 2001	$ $ $	300,494 291,578 283,384		$ $ $	195,000 195,000 175,000	$ $	148,135 140,270 —	42,700 35,000 75,000		$ $ $	6,000 5,500 4,575
Steven F. Siegel Executive Vice President, General Counsel and Secretary	2003 2002 2001	$ $ $	274,135 266,000 258,384		$ $ $	175,000 175,000 110,000	$ $	148,135 140,270 —	42,700 35,000 75,000		$ $ $	6,000 5,500 5,100
Leonard I. Brumberg Executive Vice President	2003 2002 2001	$ $ $	268,863 260,885 254,192		$ $ $	125,000 115,000 110,000	$ $	148,135 140,270 —	42,700 35,000 75,000		$ $ $	6,000 5,500 1,210

(1)
Shows bonus and long-term compensation paid with respect to the year listed (for example, bonuses and long-term compensation with respect to 2003 were approved in February 2004, but relate to 2003 performance, and therefore are shown as being paid with respect to 2003).

(2)
Represents the value of grants of restricted stock made under our 2003 Stock Incentive Plan, based on the last sale price of our common stock on the grant date. A total of 50% of the shares of restricted stock vest ratably over a five-year period, assuming the grantee is still an employee of the Company or otherwise eligible for vesting on the vesting date, while the remaining 50% vests ratably over a five-year period, but subject to the achievement of certain annual performance goals established annually by the Executive Compensation and Stock Option Committee. Grantees are entitled to receive any dividends paid on the restricted stock during the vesting period, and have voting rights with respect to such shares. As of December 31, 2003, the total holdings of unvested restricted stock of the named executive officers and the market value of such holdings based on the last sale price of our common stock on the New York Stock Exchange on December 31, 2003 ($24.67) were as follows: Mr. Rufrano: 12,000 shares ($296,040); Mr. MacDonald: 8,000 shares ($197,360); and Messrs. Roche, Siegel and Brumberg: 6,500 shares each ($160,355).

(3)
Represents our 401(k) plan contribution for each named executive officer. Excludes certain other personal benefits, the total value of which was less than the lesser of $50,000 or 10% of the total salary and bonus paid or accrued by the Company for services rendered by each named executive officer during the year indicated.

(4)
The amount set forth as salary for Mr. MacDonald for 2002 represents actual salary paid to him from his hire date (March 1, 2002) to December 31, 2002. His annualized salary for 2002 was $425,000.

(5)
Includes options to purchase 250,000 shares granted when Mr. MacDonald commenced employment with the Company.

  (b) Option Grants in 2003

	Number of Securities Underlying Options Granted	% of Total Options Granted to Employees in 2003			Potential Realizable Value at Assumed Rates of Stock Price Appreciation for Option Term
Name			Exercise Price Per Share	Expiration Date
					5%(1)	10%(1)
Glenn J. Rufrano	75,000	11.5%	$19.16	3/9/2013	$903,750	$2,290,500
Scott MacDonald	45,000	6.9%	$19.16	3/9/2013	$542,250	$1,374,300
John B. Roche	35,000	5.4%	$19.16	3/9/2013	$421,750	$1,068,900
Steven F. Siegel	35,000	5.4%	$19.16	3/9/2013	$421,750	$1,068,900
Leonard I. Brumberg	35,000	5.4%	$19.16	3/9/2013	$421,750	$1,068,900

(1)
The 5% and 10% rates of appreciation were set by the SEC and are not intended to forecast future appreciation, if any, of our common stock.

  (c) Aggregated Option Exercises in 2003 and Fiscal Year-End Option Values

			Number of Securities Underlying Unexercised Options at December 31, 2003		Value of Unexercised In-The-Money Options at December 31, 2003(1)
Name	Shares Acquired on Exercise	Value Realized
			Exercisable	Unexercisable	Exercisable	Unexercisable
Glenn J. Rufrano	123,414	$1,139,930	200,736	560,600	$2,235,938	$5,556,858
Scott MacDonald	—	—	36,000	259,000	$168,480	$1,249,470
John B. Roche	46,400	$272,935	10,800	237,800	$50,544	$1,855,861
Steven F. Siegel	169,450	$213,903	86,670	205,200	$610,055	$1,537,132
Leonard I. Brumberg	4,000	$34,810	57,300	195,200	$514,731	$1,438,594

(1)
Based upon a closing price per share of our common stock of $24.67 on December 31, 2003.

Do we have employment agreements with our named executive officers?

        We have entered into employment agreements with each of Messrs. Rufrano, MacDonald, Roche, Siegel and Brumberg. The principal terms of each of these agreements are summarized below.

        Glenn J. Rufrano Employment Agreement.    Mr. Rufrano's employment agreement provides for an initial term commencing on February 23, 2000 and ending on the fifth anniversary, February 23, 2005, extending automatically for additional one-year periods unless either New Plan or Mr. Rufrano elects not to extend the term. The employment agreement also provides that, during the term of the employment agreement, Mr. Rufrano continue to be nominated by us at our annual meetings of stockholders to serve as our director, and that we use reasonable good faith efforts to cause Mr. Rufrano to be elected as a director. In addition, the employment agreement provides that, during the term of his employment under the employment agreement, Mr. Rufrano be our Chief Executive Officer and be appointed as a full voting member of our Investment Committee, or any successor committee. The employment agreement further provides that his annual salary cannot be reduced during the term of the agreement, and that he is entitled to receive an annual cash bonus of up to 100% of his base salary as determined by the compensation committee. The employment agreement also provides that Mr. Rufrano receive certain fringe benefits in connection with his employment.

        Pursuant to the terms of his employment agreement and related option agreements, Mr. Rufrano was granted options to purchase 700,000 shares of our common stock, at an exercise price of $12.8125 per share, the closing price of our common stock on February 22, 2000. A total of 500,000 of these options vest ratably over five years commencing on the first anniversary of the grant date. A total of 100,000 of these options vest upon the eighth anniversary of Mr. Rufrano's employment agreement, subject to acceleration in the fifth year if certain performance criteria are achieved, and the remaining 100,000 vested upon the fourth anniversary of Mr. Rufrano's employment agreement as a result of the achievement of certain performance criteria. Mr. Rufrano also was granted options to purchase an additional 515,121 shares of our common stock at an exercise price of $12.8125 per share, all of which vested immediately upon Mr. Rufrano's employment with us. Mr. Rufrano has since exercised these options. The shares that were acquired upon the exercise of these options are subject to restrictions, which restrictions lapse ratably over five years commencing on the first anniversary of the exercise date for all but 60,000 shares. The restrictions on 30,000 of these shares lapse on the eighth anniversary of the employment agreement, subject to acceleration in the fifth year if certain performance criteria are achieved, and the restrictions on the remaining 30,000 shares lapsed on the fourth anniversary of the employment agreement as a result of the achievement of certain performance criteria. Shares not vested upon termination of Mr. Rufrano's employment are subject to repurchase by us at the lesser of the original exercise price or the then-current market price of our common stock.

        If Mr. Rufrano's employment is terminated by us without "cause" or by Mr. Rufrano for "good reason," Mr. Rufrano will be entitled to severance benefits, including either:

  •
  the sum of $2.5 million, if the termination of employment occurs prior to the expiration of the initial term of the employment agreement, or

  •
  the base salary for Mr. Rufrano from the date of termination of employment through the end of the employment period under the employment agreement if the termination occurs after an extension of the original five-year term of the employment agreement.

In addition, Mr. Rufrano's stock options will fully vest as of the date of such termination. However, all of the foregoing is subject to certain provisions of the Internal Revenue Code of 1986, as amended, concerning "excess" parachute payments. "Good reason" is defined to include, among other things, a "change in control" of New Plan, as defined in the employment agreement. The employment agreement also provides for certain benefits upon Mr. Rufrano's death or disability. If the employment agreement is terminated by Mr. Rufrano without "good reason" or by us for "cause," for one year following the date of termination, Mr. Rufrano may not:

  •
  serve as an officer, employee, director or consultant of a REIT or other real estate business with a significant portion of its business involved with community shopping centers,

  •
  generally, engage in any business which is competing with us,

  •
  divert to any entity any of our business, or

  •
  solicit any of our officers, employees or consultants to leave.

        Additionally, Mr. Rufrano has agreed to support each proposal to be submitted to our stockholders that has been approved by our Board of Directors, and may not, directly or indirectly, take or cause any action to be taken that may interfere with such stockholder proposal. Mr. Rufrano also has agreed to vote or cause to be voted in favor of each stockholder proposal any shares of our common stock he owns or controls.

        As of the record date, Mr. Rufrano beneficially owned a total of 410,535 shares of our common stock, excluding shares that may be acquired upon exercise of stock options, which represent approximately 0.4% of the outstanding shares of stock entitled to vote at the annual meeting.

        Scott MacDonald Employment Agreement.    Mr. MacDonald's employment agreement provides for an initial term commencing on March 1, 2002 and ending on the third anniversary, March 1, 2005, extending automatically for additional one-year periods unless either New Plan or Mr. MacDonald elects not to extend the term. The employment agreement provides that, during the term of his employment under the employment agreement, Mr. MacDonald be our President and Chief Operating Officer. The employment agreement further provides that his annual salary cannot be reduced during the term of the agreement. His target bonus is 50% of base salary, but may be higher or lower as determined by the compensation committee. The employment agreement also provides that Mr. MacDonald receive certain fringe benefits in connection with his employment.

        Pursuant to the terms of his employment agreement and related option agreements, Mr. MacDonald was granted options to purchase 250,000 shares of our common stock, at an exercise price of $19.99 per share, the closing price of our common stock on April 1, 2002. A total of 180,000 of these options vest ratably over five years commencing on the first anniversary of the grant date, while the remaining 70,000 vest upon the eighth anniversary of the grant date, subject to acceleration in the fourth and fifth years in the event certain performance criteria are achieved.

        If Mr. MacDonald's employment is terminated by us without "cause" or by Mr. MacDonald for "good reason," Mr. MacDonald will be entitled to severance benefits consisting of a lump sum payment equal to twice his average total compensation, including bonus, for the two fiscal years ending prior to the termination date and the full vesting of all stock options if the termination occurs more than one year after the grant date of the stock options. However, all of the foregoing is subject to certain provisions of the Internal Revenue Code of 1986, as amended, concerning "excess" parachute payments. "Good reason" is defined to include, among other things, a "change in control" of New Plan, as defined in the employment agreement. The employment agreement also provides for certain benefits upon Mr. MacDonald's death or disability. If the employment agreement is terminated by us without "cause" or by Mr. MacDonald for "good reason," for one year following the date of termination, Mr. MacDonald may not:

  •
  serve as an officer, employee, director or consultant of a REIT or other real estate business with a significant portion of its business involved with community or neighborhood shopping centers,

  •
  pursue or attempt to develop any project known to Mr. MacDonald and which we are pursuing, developing or attempting to develop as of the date of termination,

  •
  divert to any entity any such project, or

  •
  solicit any of our officers, employees, other than secretarial staff, or consultants to leave.

        John B. Roche Employment Agreement.    Mr. Roche's employment agreement provides for a term ending on May 15, 2006 and extends automatically for additional one-year periods unless either New Plan or Mr. Roche elects not to extend the term. The employment agreement also provides that Mr. Roche be our Chief Financial Officer and that his annual salary cannot be reduced during the term of the agreement. In addition, the employment agreement provides that Mr. Roche receive an annual cash bonus of up to 100% of his base salary as determined by the compensation committee. The employment agreement also provides that Mr. Roche receive certain fringe benefits in connection with his employment.

        In accordance with the terms of his employment agreement and related option agreement, Mr. Roche was granted options to purchase 150,000 shares of our common stock on May 15, 2000, at an exercise price of $14.4375 per share, the closing price of our common stock on May 15, 2000. A total of 108,000 of these options vest ratably over five years commencing on the first anniversary of the grant date, while the remaining 42,000 vest upon the eighth anniversary of the grant date, subject to acceleration in the fourth and fifth years in the event certain performance criteria are achieved.

        If Mr. Roche's employment is terminated by us without "cause" or by Mr. Roche for "good reason," as such terms are defined in the employment agreement, Mr. Roche will be entitled to severance benefits consisting of a lump sum payment equal to twice his average total compensation, including bonus, for the two fiscal years ending prior to termination date, continuation for a period of three years of all insurance coverage in effect for Mr. Roche on the termination date and the full vesting of all stock options granted more than one year prior to the date of termination. In addition, Mr. Roche's stock options will fully vest as of the date of such termination. However, all of the foregoing is subject to certain provisions of the Internal Revenue Code of 1986, as amended, concerning "excess" parachute payments. "Good reason" is defined to include a "change of control" of New Plan, as defined in the employment agreement. The employment agreement also provides for certain benefits upon Mr. Roche's death or disability. If the employment agreement is terminated by Mr. Roche without "good reason" or by us, regardless of whether we have "cause," for one year following the date of termination Mr. Roche may not:

  •
  serve as an officer, employee, director or consultant of a REIT or other real estate business with a significant portion of its business involved with community shopping centers,

  •
  generally, engage in any business which is competing with us,

  •
  divert to any entity any of our business, or

  •
  solicit any of our officers, employees or consultants to leave.

        Steven F. Siegel Employment Agreement.    The employment agreement of Mr. Siegel provides for a term ending on December 31, 2006, and extends automatically for additional one-year periods unless either New Plan or Mr. Siegel elects not to extend the term. The employment agreement also provides that Mr. Siegel be our Senior Vice President and General Counsel, and that his annual salary cannot be reduced during the term of the agreement. In addition, the employment agreement provides that Mr. Siegel receive an annual cash bonus of up to 50% of his base salary as determined by the compensation committee, and that he receive certain fringe benefits in connection with his employment.

        If Mr. Siegel's employment is terminated by us without "cause" or by Mr. Siegel for "good reason," as such terms are defined in the employment agreement, Mr. Siegel will be entitled to severance benefits consisting of a lump sum payment equal to twice his average total compensation, including bonus, for the two fiscal years ending prior to the termination date, continuation for a period of three years of all insurance coverage in effect for Mr. Siegel on the termination date, the full vesting of all stock options granted more than one year prior to the date of termination and the cancellation of any loans made by us to Mr. Siegel after the date of the employment agreement. In addition, Mr. Siegel's stock options will fully vest as of the date of such termination. However, all of the foregoing is subject to certain provisions of the Internal Revenue Code of 1986, as amended, concerning "excess" parachute payments. "Good reason" is defined to include a "change in control" of New Plan, as defined in the employment agreement. The employment agreement also provides for certain benefits upon the death or disability of Mr. Siegel. If the employment agreement is terminated by Mr. Siegel without "good reason" or by us for "cause," for one year following the date of termination, Mr. Siegel will not:

  •
  engage in any business which is competing us,

  •
  divert to any entity any of our business, or

  •
  solicit any of our officers, employees or consultants to leave.

        Leonard I. Brumberg Employment Agreement.    The employment agreement of Mr. Brumberg provides for a term ending on September 25, 2005, and extends automatically for additional one-year periods unless either New Plan or Mr. Brumberg elects not to extend the term. The employment agreement also provides that Mr. Brumberg be our Executive Vice President, and that his annual salary cannot be reduced during the term of the agreement. In addition, the employment agreement provides that Mr. Brumberg receive an annual cash bonus as determined by the compensation committee, and that he receive certain fringe benefits in connection with his employment.

        In accordance with the terms of his employment agreement and related option agreement, Mr. Brumberg was granted options to purchase 75,000 shares of our common stock on September 25, 2000, at an exercise price of $14.00 per share, the closing price of our common stock on September 22, 2000. A total of 54,000 of these options vest ratably over five years commencing on the first anniversary of the grant date, while the remaining 21,000 vest upon the eighth anniversary of the grant date, subject to acceleration in the fourth and fifth years in the event certain performance criteria are achieved.

        If Mr. Brumberg's employment is terminated by us without "cause" or by Mr. Brumberg for "good reason," as such terms are defined in the employment agreement, Mr. Brumberg will be entitled to severance benefits consisting of a lump sum payment equal to twice his average total compensation, including bonus, for the two fiscal years ending prior to the termination date, continuation for a period of three years of all insurance coverage in effect for Mr. Brumberg on the termination date, the full vesting of all stock options granted more than one year prior to the date of termination and the cancellation of any loans made by us to Mr. Brumberg after the date of the employment agreement. In addition, Mr. Brumberg's stock options will fully vest as of the date of such termination. However, all of the foregoing is subject to certain provisions of the Internal Revenue Code of 1986, as amended, concerning "excess" parachute payments. "Good reason" is defined to include a "change in control" of New Plan, as defined in the employment agreement. The employment agreement also provides for certain benefits upon the death or disability of Mr. Brumberg. If the employment agreement is terminated by Mr. Brumberg without "good reason" or by us for "cause," for one year following the date of termination, Mr. Brumberg will not:

  •
  engage in any business which is competing with us,

  •
  divert to any entity any of our business, or

  •
  solicit any of our officers, employees or consultants to leave.

Notwithstanding anything to the contrary set forth in any of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate SEC filings, in whole or in part, the following performance graph, the compensation committee report on executive compensation and the audit committee report will not be incorporated by reference into any such filings.

PERFORMANCE GRAPH

        The following graph compares the cumulative total stockholder return of our common stock for the period from December 31, 1998 to December 31, 2003 to the S&P 500 Index and to the published NAREIT All Equity REIT Index over the same five-year period. The graph assumes that the value of the investment in our common stock and each index was $100 at December 31, 1998 and that all dividends were reinvested. The stockholder return shown on the graph below is not indicative of future performance.

	Period Ending
Index
	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03

New Plan Excel Realty Trust, Inc.	100.00	78.00	73.20	116.87	127.32	177.14
S&P 500	100.00	121.11	110.34	97.32	75.75	97.40
NAREIT All Equity REIT Index	100.00	95.38	120.53	137.32	142.57	195.51

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        The compensation committee of the Board of Directors currently consists of Gregory White (chairman), Matthew Goldstein and Nina Matis. Set forth below in full is the report of the compensation committee regarding the compensation paid by us to our executive officers with respect to fiscal year 2003.

What is our general compensation philosophy?

        Our compensation committee desires to implement compensation policies that seek to enhance stockholder value by aligning closely the financial interests of our executive officers with those of our stockholders. Our overall objectives are to attract and retain the best possible executive talent, to motivate these executives to achieve the goals inherent in our business strategy, to link executive and stockholder interests through performance goals and equity-based plans, and to provide a compensation package that recognizes individual contributions as well as overall business results.

        In implementing compensation policies, our committee strives to ensure that our executive officers are compensated fairly in relation to compensation packages provided for executives with comparable positions and responsibilities at comparable public REITs. We also are aware that our executive officers may have opportunities with other companies in the New York City metropolitan area, and we endeavor to remain competitive within this universe of companies as well. From time to time our committee may retain outside compensation consultants to assist it in the performance of our responsibilities.

What are the components of our executive compensation?

        The components of our executive compensation program currently consist of base salary, bonus, and long-term incentive compensation, currently implemented through the use of restricted stock awards and stock options. Each of these three categories of compensation is reviewed separately, but the three components are integrally linked, as we review each category in light of its relationship to the total compensation that we believe our executive officers should receive.

        Base Salary.    Our committee determines the base salary level of each of our executive officers by evaluating the responsibilities of the position held and the experience of the individual, and by reference to the competitive marketplace for executive talent. Our committee strives to set base salaries at competitive levels relative to the base salaries paid to executive officers with comparable qualifications, experience and responsibilities at comparable public REITs. These REITs constitute only a portion of the REITs included in the NAREIT All Equity REIT Index, which is used in the Performance Graph above to compare stockholder returns.

        While the employment agreements with our executive officers do not permit the base salaries of such executive officers to be reduced during the terms of the agreements, our committee will consider from time to time whether an increase in an executive officer's base salary is merited, taking into account the performance of the Company and of the executive officer, and also taking into account new responsibilities, increases in pay levels at comparable public REITs, and other matters deemed appropriate.

        We established base salaries for 2003 for our executive officers in March 2003. In establishing these salaries, as a starting point we took into account the fact that, on a company-wide basis, salaries were increased by approximately 3% over 2002 levels. In addition, our committee engaged an outside compensation consultant to assemble data regarding compensation paid to executive officers by comparable companies, to assist us in setting base salaries for our executive officers at a level that was appropriate in relation to our peers. As a benchmark, our consultant provided us with comparisons of base salary, bonuses, long-term incentive and total compensation paid to executive officers by several peer groups of companies. Our committee reviewed the information provided with respect to an asset-based peer group (6 large public REITs focused on neighborhood and power shopping centers) and a geographic peer group (10 REITs and two other real estate operating companies that operate in the Northeastern United States). Based on this information, our committee reviewed a comparative range of base salary, bonus, long-term and total compensation for each executive officer, with the low end being the average of the median base salary paid by the asset-based peer group and the geographic peer group, and the high end being the average of the 75th percentile of base salary paid by these two peer groups for such officer's comparable position at these other companies. We also took into account recommendations for base salaries provided to us by our Chief Executive Officer.

        After reviewing and considering the foregoing information, our committee then determined base salaries for our executive officers on an individual-by-individual basis, taking into account both the performance of the individual executive in 2002 and the performance of the Company as a whole in 2002. Messrs. Roche, Siegel and Brumberg each received increases of 3% in their respective base salaries from 2002 to 2003, while the base salaries for Messrs. Rufrano, MacDonald, Bernstein and Newman did not change from 2002 to 2003.

        Bonus.    The range of bonuses is at the discretion of our committee and the amounts paid are based on, among other things, achievement of certain performance levels by the Company, including growth in funds from operations, and the individual executive's performance and contribution to increasing funds from operations.

        Bonuses with respect to 2003 performance were determined in February 2004. Prior to awarding these bonuses, our committee engaged an outside compensation consultant (which was different than the consultant who provided information to us in 2003) to assemble data regarding compensation paid to executive officers by comparable public REITs, to assist us in awarding bonuses for our executive officers at a level that was appropriate in relation to our peers.

        As a benchmark, our consultant provided us with comparisons of base salary, bonuses, long-term incentive compensation and total compensation paid to executive officers by several peer groups of other public REITs. Our committee reviewed the information provided with respect to a retail peer group (10 other public REITs focused on retail properties), a geographic peer group (11 other public REITs that operate in the Northeastern United States) and an implied equity market capitalization peer group (12 other public REITs with implied equity market capitalization comparable to the Company). Based on this information, our committee then reviewed a comparative range of base salary, bonus, long-term incentive and total compensation for each executive officer, with the low end being the median paid by the peer groups, and the high end being the 75th percentile paid by the peer groups for such executive officer's comparable position (either in terms of job function or relative compensation standing within the company). We also took into account recommendations for bonuses provided to us by our Chief Executive Officer. Finally, in considering bonus awards, we took into account the total compensation expected to be paid to the executive officer, including base salary, bonus and long-term incentive compensation, and how that total compensation related to the range described above.

        After reviewing and considering the foregoing information, our committee determined bonuses to executive officers on an individual-by-individual basis, taking into account several factors, including the performance of the individual executive, the performance of the Company as a whole, and the comparative range of bonus compensation paid by the peer groups for such executive officer's comparable position (both in terms of job function and relative compensation standing within the company). Bonuses for executive officers for 2003 performance ranged from 45-65% of base salaries of such officers, except for our Chief Executive Officer, who was paid a higher bonus as described below. These bonuses were awarded in part as a result of, among other things, the continued execution of the Company's business plan and the Company's achievement of the high end of the range of earnings guidance for 2003 that was provided by the Company in November 2002.

        In the future, our committee expects to continue to evaluate bonus payments to executive officers based on performance criteria applicable to the Company in general and to the individual executive officer in particular and by reference to the competitive marketplace for executive talent.

        Long-Term Incentive Compensation.    Our committee believes that long-term incentive compensation is an important component of executive compensation, as it aligns the financial interests of our executive officers more closely with those of our stockholders.

        In March 2003, our committee approved long-term incentive compensation awards to our executive officers after reviewing 2002 performance. Prior to determining these awards, we reviewed and considered the information provided to us by our compensation consultant referred to in "Base Salary" above. In considering long-term incentive compensation awards, we also took into account the total compensation expected to be paid to the executive officer, including base salary, bonus and long-term incentive compensation. We awarded option grants of 25,000 shares to Mr. Bernstein, 35,000 shares to each of Messrs. Roche, Siegel and Brumberg, 45,000 shares to Mr. MacDonald and 75,000 shares to Mr. Rufrano, as described below, which grants were designed to provide further incentive for executive performance. The size of these option grants was less than grants made with respect to the prior year, because in June 2003 we also approved grants of restricted stock with an initial value of approximately $125,000 to Mr. Bernstein, approximately $140,000 to each of Messrs. Roche, Siegel and Brumberg, approximately $170,000 to Mr. MacDonald and approximately $260,000 to Mr. Rufrano, as described below, which awards were also designed to provide further incentive for executive performance.

        In February 2004, our committee approved long-term incentive compensation awards to our executive officers after reviewing 2003 performance. Prior to determining these awards, we reviewed and considered the information provided to us by our compensation consultant referred to in "Bonus" above. We also took into account recommendations for long-term incentive compensation awards for our executive officers provided to us by our Chief Executive Officer. Finally, in considering long-term incentive compensation awards, we also took into account the total compensation expected to be paid to the executive officer, including base salary, bonus and long-term incentive compensation, and how that total compensation related to the range described above.

        Taking into account all of the foregoing, we awarded option grants of 30,505 shares to Mr. Bernstein, 42,706 shares to each of Messrs. Roche, Siegel and Brumberg, 54,908 shares to Mr. MacDonald and 115,000 shares to Mr. Rufrano, as described below, which grants were designed to provide further incentive for executive performance. In addition to the option grants, our committee also approved grants of restricted stock with an initial value of approximately

$125,000 to Mr. Bernstein, approximately $145,000 to each of Messrs. Roche, Siegel and Brumberg, approximately $180,000 to Mr. MacDonald and approximately $390,000 to Mr. Rufrano, as described below, which awards were also designed to provide further incentive for executive performance. The value of these grants roughly approximated the aggregate value of the incentive awards granted to our executive officers in March and June 2003 with respect to 2002 performance.

        Our committee believes that grants of restricted stock provide a useful complement to stock option grants in incentivising performance, and anticipates utilizing both stock option and restricted stock grants in the future. In establishing aggregate awards for 2003 performance, we allocated approximately 75% of the value associated with such awards to grants of restricted stock, and 25% to grants of stock options.

        In the future, our committee also will consider various other forms of long-term incentive compensation for our executive officers in addition to grants of stock options and restricted stock. Our committee expects that these awards will continue to be based on criteria applicable to the Company in general and to the individual executive officer in particular, and by reference to the competitive marketplace for executive talent.

How do we compensate our Chief Executive Officer?

        Amounts paid during fiscal year 2003 to Glenn Rufrano, our Chief Executive Officer, are shown in the Summary Compensation Table. Mr. Rufrano entered into an employment agreement with us when he was hired in February 2000. Under this agreement, the Company is obligated to pay him a certain minimum base salary, but there are no longer any minimum requirements for bonus or other incentive compensation. The base salary paid to him in 2003 represented the minimum amount required to be paid under his employment agreement.

        In February 2004, our committee approved a $750,000 bonus (or approximately 135% of his base salary) to Mr. Rufrano for 2003 in light of his superior performance in 2003. This determination was based upon a number of factors, including the increased value created for stockholders, the continued successful execution of the Company's business plan, and the increased acceptance of the Company in the marketplace.

        Mr. Rufrano was awarded an option grant of 75,000 shares in March 2003 and received a restricted stock grant in June 2003 with an initial value of approximately $260,000, which grants were designed to provide further incentive for his performance. Both of these grants were made based on a review of 2002 performance. In February 2004, Mr. Rufrano was awarded an option grant of 115,000 shares and received a restricted stock grant with an initial value of approximately $390,000, which grants were designed to provide further incentive for his performance. Both of these grants were made based on a review of 2003 performance.

        Our committee believes that Mr. Rufrano's total compensation package of salary, bonus and long-term compensation was reasonable and competitive for his contribution as Chief Executive Officer.

Are there any tax limits on our executive compensation?

        Our committee has reviewed the potential consequences for the Company of Section 162(m) of the Internal Revenue Code of 1986, as amended, which imposes a limit on tax deductions for annual compensation in excess of one million dollars paid to any of the five most highly compensated executive officers. To the extent that compensation is required to and does not qualify for deduction under Section 162(m), a larger portion of stockholder distributions may be subject to federal income tax expense as dividend income rather than return of capital, and any such compensation allocated to the Company's taxable REIT subsidiaries whose income is subject to federal income tax would result in an increase in income taxes due to the inability to deduct such compensation. Although the Company will be mindful of the limits imposed by Section 162(m), even if it is determined that Section 162(m) applies or may apply to certain compensation packages, the Company nevertheless reserves the right to structure the compensation packages and awards in a manner that may exceed the limitation on deduction imposed by Section 162(m).

Respectfully submitted,
The Executive Compensation and Stock Option Committee of the Board of Directors
Gregory White (chairman) Matthew Goldstein Nina Matis March 4, 2004

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The compensation committee was comprised of Gregory White, Matthew Goldstein and Nina Matis during 2003. None of these individuals were, or ever have been, an employee of New Plan or any of our subsidiaries. No interlocking relationship existed between Mr. White, Mr. Goldstein or Ms. Matis and any member of any other company's board of directors, board of trustees or compensation committee during that period.

REPORT OF THE AUDIT COMMITTEE

        The audit committee has reviewed and discussed our audited consolidated financial statements for fiscal year 2003 with our management, and also has discussed with PricewaterhouseCoopers LLP, our independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61. The audit committee has received both the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1, and has discussed with PricewaterhouseCoopers LLP the independence of PricewaterhouseCoopers LLP from us. In addition, the audit committee has considered whether the provision of non-audit services, and the fees charged for such non-audit services, by PricewaterhouseCoopers LLP are compatible with maintaining the independence of PricewaterhouseCoopers LLP from us.

        Based on the foregoing, the audit committee recommended to the Board of Directors and authorized that our audited consolidated financial statements for fiscal year 2003 be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2003.

Respectfully submitted,
The audit committee of the Board of Directors
Irwin Engelman (chairman) Raymond H. Bottorf H. Carl McCall George Puskar February 23, 2004

VOTING SECURITIES OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        As of the record date, we had 9,225 registered holders of our common stock and five registered holders of our Series D depositary shares. For purposes of this proxy statement, beneficial ownership of securities is defined in accordance with the rules of the SEC and means generally the power to vote or exercise investment discretion with respect to securities, regardless of any economic interests therein.

Ownership of Common Stock

        The following table sets forth, as of the record date, certain information as to the beneficial ownership of shares of our common stock, including shares of our common stock as to which a right to acquire beneficial ownership existed, for example, through the exercise of common stock options, within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, by:

  •
  our current directors and director nominees,

  •
  the named executive officers, and

  •
  our current directors and director nominees, the named executive officers and the other current executive officers, as a group.

Unless otherwise indicated, each person had, as of the record date, sole voting and investment power with respect to such shares of our common stock, subject to community property laws where applicable. We do not know, based on filings made pursuant to Section 13(d) or 13(g) of the Securities Exchange Act of 1934, of any person that beneficially owned more than 5% of our common stock outstanding as of the record date.

Name and Business Address (1)	Number of Shares of Common Stock Beneficially Owned		Percentage of Outstanding Shares of Common Stock
William Newman	1,905,220	(2)	1.9%
Glenn J. Rufrano	836,471	(3)	(4)
Scott MacDonald	92,480	(5)	(4)
John B. Roche	43,940	(6)	(4)
Steven F. Siegel	145,600	(7)	(4)
Leonard I. Brumberg	98,940	(8)	(4)
Raymond H. Bottorf	28,514	(9)	(4)
Nina Matis	3,508	(10)	(4)
Norman Gold	31,613	(11)	(4)
Matthew Goldstein	14,388	(12)	(4)
Melvin Newman	639,971	(13)	(4)
Gregory White	33,913	(14)	(4)
George Puskar	9,358	(15)	(4)
Irwin Engelman	4,258	(16)	(4)
H. Carl McCall	3,258	(17)	(4)
All Executive Officers and Directors as a Group (16 individuals)	4,110,073	(18)	4.1%

(1)
The business address (i) of Messrs. William Newman, Rufrano, MacDonald, Roche, Siegel, Brumberg, Puskar, Engelman, McCall and Melvin Newman is 1120 Avenue of the Americas, New York, New York 10036, (ii) of Mr. Bottorf is 445 Park Avenue, New York, New York

  10022, (iii) of Ms. Matis is 1114 Avenue of the Americas, New York, New York 10036, (iv) of Mr. Gold is 225 West Wacker Drive, Chicago, Illinois 60606, (v) of Mr. Goldstein is 535 E. 80th Street, New York, New York 10021, and (vi) of Mr. White is 2 Overhill Road, Suite 3140, Scarsdale, New York 10583.

(2)
Includes 39,627 shares of our common stock owned by Mr. Newman's wife, 17,595 shares of our common stock held by Mr. Newman as custodian for his grandchildren and 280,720 shares of our common stock held by a family charitable foundation, as well as 166,500 shares of our common stock which Mr. Newman has the right to acquire upon exercise of common stock options. Mr. Newman disclaims any beneficial interest in the shares of our common stock held for his grandchildren and by the family charitable foundation.

(3)
Includes 425,936 shares of our common stock which Mr. Rufrano has the right to acquire upon exercise of common stock options.

(4)
Amount owned does not exceed 1% of class.

(5)
Includes 78,480 shares of our common stock which Mr. MacDonald has the right to acquire upon exercise of common stock options.

(6)
Includes 37,440 shares of our common stock which Mr. Roche has the right to acquire upon exercise of common stock options.

(7)
Includes 134,610 shares of our common stock which Mr. Siegel has the right to acquire upon exercise of common stock options.

(8)
Includes 83,940 shares of our common stock which Mr. Brumberg has the right to acquire upon exercise of common stock options.

(9)
Includes 25,250 shares of our common stock which Mr. Bottorf has the right to acquire upon exercise of common stock options.

(10)
Includes 3,250 shares of our common stock which Ms. Matis has the right to acquire upon exercise of common stock options.

(11)
Includes 18,750 shares of our common stock which Mr. Gold has the right to acquire upon exercise of common stock options.

(12)
Includes 13,500 shares of our common stock which Mr. Goldstein has the right to acquire upon exercise of common stock options.

(13)
Includes 23,547 shares of our common stock owned by Mr. Newman's wife and 72,350 shares of our common stock held by The Morris and Ida Newman Family Foundation, of which Mr. Newman is the trustee, as well as 25,250 shares of our common stock which Mr. Newman has the right to acquire upon exercise of common stock options. Mr. Newman disclaims any beneficial interest in the shares of our common stock held by the foundation.

(14)
Includes 2,000 shares of our common stock held by Mr. White as custodian for his children, 1,000 shares of our common stock held by a trust for Mr. White's daughter of which Mr. White is a trustee, 1,000 shares of our common stock owned by Mr. White's wife, and 25,250 shares of our common stock which Mr. White has the right to acquire upon exercise of common stock options.

(15)
Includes 2,400 shares of our common stock held by Mr. Puskar's wife and 3,000 shares of our common stock which Mr. Puskar has the right to acquire upon exercise of common stock options.

(16)
Includes 3,000 shares of our common stock which Mr. Engelman has the right to acquire upon the exercise of common stock options and 1,000 shares of common stock owned jointly with his wife.

(17)
Includes 3,000 shares of our common stock which Mr. McCall has the right to acquire upon exercise of common stock options.

(18)
Includes 1,227,856 shares of our common stock which the executive officers and directors have the right to acquire upon exercise of common stock options.

The determination that there were no other persons, entities or groups known to us to beneficially hold more than 5% of our common stock was based on a review of all statements filed with respect to New Plan since the beginning of the past fiscal year with the SEC pursuant to Section 13(d) or 13(g) of the Securities Exchange Act of 1934, as amended.

Ownership of Series D Depositary Shares

        The following table sets forth, as of the record date, certain information as to the beneficial ownership of Series D depositary shares, within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, by persons who beneficially owned more than 5% of the Series D depositary shares outstanding as of the record date, and is based solely on filings made pursuant to Section 13(d) or 13(g) of the Securities Exchange Act of 1934. Unless otherwise indicated, we believe that each person had, as of the record date and based on such filings, sole voting and investment power with respect to such Series D depositary shares, subject to community property laws where applicable. No current director, director nominee, named executive officer or other current executive officer owned any Series D depositary shares as of the record date.

Name and Business Address (1)	Number of Series D Depositary Shares Beneficially Owned		Percentage of Outstanding Series D Depositary Shares
Capital Research and Management Company	225,000	(2)	15.0%
The Bond Fund of America	112,500	(3)	7.5%
EquiTrust Investment Management Services, Inc.	160,000		10.7%

(1)
The business address (i) of Capital Research and Management Company and The Bond Fund of America is 333 South Hope Street, Los Angeles, California 90071 and (ii) of EquiTrust Investment Management Services, Inc. is 5400 University Avenue, West Des Moines, Iowa 50266.

(2)
Represents 225,000 Series D depositary shares that Capital Research and Management Company was deemed to beneficially own as a result of acting as investment advisor to various investment companies, and with respect to which Capital Research and Management Company had sole dispositive power, but no voting power. Capital Research and Management Company has disclaimed beneficial ownership of these Series D depositary shares pursuant to Rule 13d-4 under the Securities Exchange Act of 1934.

(3)
Represents 112,500 Series D depositary shares with respect to which The Bond Fund of America, which is managed by Capital Research and Management Company, had sole voting power, but no dispositive power. These 112,500 shares are included in the 225,000 shares Capital Research and Management Company is deemed to beneficially own (see footnote (2)).

The determination that there were no other persons, entities or groups known to us to beneficially hold more than 5% of the Series D depositary shares was based solely on a review of all statements filed with respect to New Plan since the beginning of the past fiscal year with the SEC pursuant to Section 13(d) or 13(g) of the Securities Exchange Act of 1934, as amended.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Norman Gold, a current member of our Board of Directors and a nominee for election to serve as a director for a term expiring in 2007, was formerly associated with a law firm that provided limited peripheral services to us in 2003. The total amount of fees paid by us to this firm for services rendered in 2003 was approximately $200,000 (including payments for certain services performed in 2002 but not billed until 2003).

        The following loans were made by us over a number of years to assist certain executive officers in their purchase of our common shares. Such loans are unsecured except as otherwise specifically noted.

  •
  In July 1997, we advanced a loan totaling $95,062 to Dean Bernstein, our Senior Vice President—Acquisitions/Dispositions. On December 31, 2003, Mr. Bernstein was indebted in the aggregate amount of $95,062 under these loans, which represented the maximum loan amount during 2003, represented by a demand note bearing interest at a rate of 5% per annum.

  •
  In June 1994 and July 1997, we advanced loans totaling $111,881 to Steven F. Siegel, our Executive Vice President, General Counsel and Secretary. On December 31, 2003, Mr. Siegel was indebted in the aggregate amount of $111,881 under these loans, which represented the maximum loan amount during 2003. The amount owed is represented by two demand notes, each bearing interest at 5% per annum.

  •
  In February 2000, we advanced loans totaling $6,200,000 to Glenn Rufrano, our Chief Executive Officer. The maximum aggregate amount outstanding under these loans during 2003 was $5,643,578. These loans were repaid in full by Mr. Rufrano in June 2003.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires that our executive officers and directors, and persons who own 10% or more of a registered class of our equity securities, file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC and the New York Stock Exchange. Executive officers, directors and greater than 10% stockholders are required by the SEC to furnish us with copies of all Forms 3, 4 and 5 that they file.

        Based solely on our review of the copies of such forms received by us, and/or on written representations from certain reporting persons that they were not required to file a Form 5 for the fiscal year, we believe that our executive officers, directors and greater than 10% stockholders complied with all Section 16(a) filing requirements applicable to them with respect to transactions during 2003.

Relationship With Independent Accountants

        Our consolidated financial statements for the fiscal year ended December 31, 2003 have been audited by PricewaterhouseCoopers LLP. Representatives of PricewaterhouseCoopers LLP are expected to be available at the annual meeting to respond to appropriate questions and to make a statement if they desire to do so.

        For services rendered to New Plan Excel Realty Trust, Inc. during or in connection with our fiscal year 2003 and 2002, as applicable, PricewaterhouseCoopers LLP billed the following fees:

	2003	2002
Audit Fees	$291,600	$279,000
Audit-Related Fees	$0	$0
Tax Fees	$0	$0
All Other Fees	$0	$0

        Audit Fees for 2003 included bills for services in connection with our medium-term notes offering in November 2003 ($12,000), the creation of our standby equity distribution program in July 2003 ($11,500), our convertible debt offering in May 2003 ($29,100), our filing of a shelf registration statement on Form S-3 in May 2003 ($9,000) and our preferred stock offering in April 2003 ($40,000).

        Audit Fees for 2002 included bills for services in connection with our debt offering in June 2002 ($52,000), an 8-K filed by us in connection with our acquisition of a portfolio of properties ($15,000) and a review of the implementation of our new accounting software to ensure reliability and accuracy of the financial data ($15,000).

        In addition to the foregoing, PricewaterhouseCoopers LLP billed approximately $30,900 in 2003 for audit services provided with respect to the 2002 fiscal year to a joint venture in which we have an equity interest. We expect audit fees with respect to the 2003 fiscal year for such joint venture to be substantially similar to those billed with respect to 2002.

  Pre-Approval Policies and Procedures

        The audit committee's policy is to review and pre-approve, either pursuant to the audit committee's Audit and Non-Audit Services Pre-Approval Policy or through a separate pre-approval by the audit committee, any engagement of the Company's independent auditor to provide any audit or permissible non-audit service to the Company. Pursuant to the Audit and Non-Audit Services Pre-Approval Policy, which is annually reviewed and reassessed by the audit committee, a list of specific services within certain categories of services, including audit, audit-related, tax and other services, are specifically pre-approved for the upcoming or current fiscal year, subject to an aggregate maximum annual fee payable by the Company for each category of pre-approved services. Any service that is not included in the approved list of services must be separately pre-approved by the audit committee. In addition, all audit and permissible non-audit services in excess of the pre-approved fee level, whether or not included on the pre-approved list of services, must be separately pre-approved by the audit committee. The audit committee has delegated authority to its chairman to specifically pre-approve engagements for the performance of audit and non-audit services, provided that the estimated cost for such services shall not exceed $100,000. The chairman must report all pre-approval decisions to the audit committee at its next scheduled meeting and provide a description of the terms of the engagement, including (1) the type of services covered by the engagement, (2) the dates the engagement is scheduled to commence and terminate, (3) the estimated fees payable by the Company pursuant to the engagement, (4) other material terms of the engagement, and (5) such other information as the audit committee may request.

Are there any other matters coming before the 2004 annual meeting?

        No other matters are to be presented for action at the annual meeting other than as set forth in this proxy statement. If other matters properly come before the meeting, however, the persons named in the accompanying proxy will vote all proxies solicited by this proxy statement as recommended by the Board of Directors, or, if no recommendation is given, in their own discretion.

When are stockholder proposals due for the 2005 annual meeting?

        Any stockholder proposal pursuant to Rule 14a-8 of the rules promulgated under the Securities Exchange Act of 1934 to be considered for inclusion in our proxy materials for the next annual meeting of stockholders must be received at our principal executive offices no later than December 11, 2004.

        In addition, any stockholder who wishes to propose a nominee to the Board of Directors or submit any other matter to a vote at a meeting of stockholders, other than a stockholder proposal included in our proxy materials pursuant to Rule 14a-8 of the rules promulgated under the Securities Exchange Act of 1934, must comply with the advance notice provisions and other requirements of Article II, Section 11 of our bylaws, which are on file with the SEC and may be obtained from the Secretary of New Plan upon request. These notice provisions require that recommendations for director candidates for the 2005 annual meeting must be received no earlier than October 23, 2004 and no later than November 22, 2004, and that requests to submit any other matter to a vote of stockholders must be received between February 14, 2005 and March 15, 2005. If a stockholder nomination or proposal is received before or after the range of dates specified in the advance notice provisions, our proxy materials for the next annual meeting of stockholders may confer discretionary authority to vote on such matter without any discussion of the matter in the proxy materials.

* * * *

YOU ARE URGED TO IMMEDIATELY MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED, TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

By Order of the Board of Directors,

/s/ WILLIAM NEWMAN
WILLIAM NEWMAN Chairman of the Board

New York, New York
March 22, 2004

NXL – PS – 04

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

PROXY

NEW PLAN EXCEL REALTY TRUST, INC.

Proxy for the Annual Meeting of Stockholders to be Held on May 12, 2004

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Steven F. Siegel and Joel F. Crystal, and each of them, as attorney-in-fact and proxy with full power of substitution to represent the undersigned and to vote all of the shares of Common Stock and Series D Depositary Shares of the Company, held of record by the undersigned on March 1, 2004, at the Annual Meeting of Stockholders to be held at The Princeton Club of New York, The James Madison Room, 15 West 43rd Street, New York, New York at 10:00 a.m. (New York City time) on May 12, 2004 and at any adjournment or postponement thereof. Said attorney-in-fact and proxy is instructed to vote as directed on the reverse side.

The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

NEW PLAN EXCEL
REALTY TRUST, INC.
C/O EQUISERVE TRUST COMPANY, N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

☒	Please mark votes as in this example.

If this proxy card is properly executed and returned to the Company, the attorney-in-fact and proxy will vote all of the undersigned's shares entitled to vote on the matters hereon as directed hereon or, where no direction is indicated, the undersigned's vote will be cast FOR each of the matters hereon.

1.	Election of Directors.
	Nominees:	(01) Norman Gold, (02) Nina Matis, (03) William Newman and (04) George Puskar

			FOR ALL NOMINEES	☐	☐	WITHHELD FROM ALL NOMINEES
		☐	For all nominees except as noted above				The attorney-in-fact and proxy will vote such shares as recommended by the Board of Directors, or, if no recommendation is given, in his own discretion with regard to any other matters as may properly come before the meeting, including any proposal to adjourn or postpone the meeting.
MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT ☐

STOCKHOLDERS ARE URGED TO COMPLETE, DATE AND SIGN THIS PROXY CARD AND RETURN IT PROMPTLY IN THE PREPAID ENVELOPE PROVIDED. STOCKHOLDERS WHO ARE PRESENT AT THE MEETING MAY WITHDRAW THEIR PROXY AND VOTE IN PERSON IF THEY SO DESIRE.

Please sign exactly as name appears on this proxy card and date. Where shares are held jointly, both holders should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature:	Date:	Signature:	Date:

QuickLinks

ABOUT THE MEETING
PROPOSAL 1 ELECTION OF DIRECTORS
INFORMATION REGARDING THE BOARD OF DIRECTORS AND ITS COMMITTEES
EXECUTIVE COMPENSATION AND OTHER INFORMATION
PERFORMANCE GRAPH
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
REPORT OF THE AUDIT COMMITTEE
VOTING SECURITIES OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
OTHER MATTERS